Exhibit 10.3

$1,500,000.00	Barrington, Illinois April 23, 2021

PROMISSORY NOTE

FOR VALUE RECEIVED, and on account of the Purchase Price set forth in that certain Purchase and Sale Agreement dated as of the date hereof (the "Purchase Agreement"), ICY MELLON LLC, a Texas limited liability company having its principal office at 22 East 78th Street, New York, New York 10075 (“Borrower”), hereby unconditionally promises to pay to the order of YUNHONG CTI LTD., an Illinois corporation, f/k/a CTI Industries Corporation, having an office at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or its successors or assigns (“Payee”), the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars ($1,500,000.00) (the “Note Amount”) at Payee’s office, or at such other place as Payee may from time to time designate in writing, in lawful money of the United States, together with all accrued interest thereon as provided in this Promissory Note (this “Note”), and all other amounts and Indebtedness (as defined below) due and payable under this Note, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with their terms.

1.    Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate per annum equal to three and 00/100 percent (3.0%).

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Barrington, Illinois are authorized or required by law to close.

“Default” means any of the events specified in Section 6 that constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the lesser of: (a) the Applicable Rate plus 12%; and (b) the maximum rate of interest allowed by applicable law.

“Event of Default” has the meaning set forth in Section 6.

“Indebtedness” means the Note Amount, all accrued and unpaid interest thereon, and all other amounts and indebtedness payable under this Note.

“Maturity Date” means the earlier of: (a) the Scheduled Maturity Date; or (b) the date on which all amounts evidenced by this Note shall become due and payable pursuant to Section 7 of this Note.

“Note” has the meaning set forth in the introductory paragraph.

“Note Amount” has the meaning set forth in the introductory paragraph and means the amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars ($1,500,000.00) made by Payee to Borrower evidenced by this Note.

“Parties” means Borrower and Payee, and their permitted successor and assigns.

“Payee” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.

“Scheduled Maturity Date” means May 3, 2021.

2.    Payment of Interest and Principal. Interest and principal under this Note shall be payable as follows:

2.1    Interest. Except as otherwise provided in this Note, the outstanding Note Amount shall accrue interest at an annual rate equal to the Applicable Rate from the date of this Note until the entire Indebtedness is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

2.2    Intentionally Omitted.

2.3    Final Payment Date. On the Maturity Date, a final payment in the aggregate amount of the then outstanding and unpaid Note Amount, together with all accrued and unpaid interest thereon and all other unpaid Indebtedness, shall become immediately due and payable in full.

Borrower acknowledges that the entire amount of the Note Amount shall be outstanding and due on the Maturity Date.

2.4    Default Interest. If any amount payable under this Note is not paid when due, whether at the stated maturity, by acceleration, or otherwise, the outstanding Note Amount of this Note shall bear interest at the Default Rate from the date payment was due until the Indebtedness is paid in full. This provision shall not imply that Borrower may cure any default or Event of Default, nor shall this provision imply that Borrower has a right to delay or extend the dates upon which payments are due under this Note.

2.5    Computation of Interest. All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 365 (or 366, as the case may be) days. Interest shall commence to accrue on the Note Amount on the date of this Note, and shall not accrue on the Note Amount on the day on which it is paid if payment is made to Payee (or as directed by Payee) prior to 12:00 p.m. Central time. Any payment of principal on this Note after 12:00 p.m. Central time on any Business Day shall be credited against this Note on the next Business Day and interest will continue to accrue until so credited.

2.6    Interest Rate Limitation. The agreements made by Borrower with respect to this Note are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by Payee exceed the highest lawful amount of interest permissible under the laws applicable to the Note. If at any time performance of any provision of this Note results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by Payee shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Payee shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at Payee’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Note Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged, or received under the Purchase Agreement and this Note and included for the purpose of determining whether the Applicable Rate (or the Default Rate, as applicable) would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

3.    Prepayment. Borrower may prepay, the entire principal balance of the Note Amount then outstanding under this Note, together with all accrued and unpaid interest thereon to the date of prepayment and all other unpaid Indebtedness, upon not less than one (1) day’s prior written notice to Payee.

4.    Notices.

4.1    All notices, requests, and communications required or permitted to be delivered hereunder shall be in writing and delivered to all persons at the addresses below, by one of the following methods:

(a)         Hand delivery, whereby delivery is deemed to have occurred at the time of delivery.

(b)         A nationally or regionally recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier.

(c)         Registered United States Mail, signature required, and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service.

(d)         Electronic transmission (facsimile or email) provided that the transmission is completed no later than 4 p.m. on a Business Day and the original also is sent via overnight courier or U.S. Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is completed.

To Borrower:	Icy Mellon LLC 22 East 78th Street New York, New York 10075 Attention: Alex Feng Email: chaofeng1107@gmail.com

with a copy to:	Farrell Fritz, P.C. 100 Motor Parkway, Suite 300 Hauppauge, NY 11788 Attention: Christopher Kent and David Curry Email: ckent@farrellfritz.com and dcurry@farrellfritz.com

To Payee:	22160 N. Pepper Road Lake Barrington, Illinois 60010 Attention: Jana Schwan Email: jmschwan@ctiindustries.com

with a copy to:	Levenfeld Pearlstein, LLC Two North LaSalle Street, Suite 1300 Chicago, Illinois 60602 Attention: Harold Israel and Josh Bashioum Email: hisrael@lplegal.com and jbashioum@lplegal.com

4.2    Any party may change its address for purposes of this Section 4 by giving written notice as provided in this Section 4.

4.3    All notices and demands delivered by a party's attorney on a party's behalf shall be deemed to have been delivered by said party. Notices shall be valid only if served in the manner provided in this Section 4.

5.    Payment Mechanics.

5.1    Manner of Payment. All payments of interest, principal, and all other sums due hereunder shall be made in lawful money of the United States of America no later than 12:00 p.m. Central Time on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to Payee’s account at a bank specified by Payee in writing to Borrower from time to time. Payee hereby directs Borrower to make all payments under this Note directly to PNC Bank, National Association, as agent (in such capacity, "Agent") and a lender pursuant to that certain Revolving Credit, Term Loan and Security Agreement dated as of December 14, 2017, by and between Payee and Agent, pursuant to the wire instructions set forth below:

Bank Name: PNC Bank NA

Address: 500 First Avenue, Pittsburgh PA 15219

ABA: 043000096 (Swift PNCCUS33)

Beneficiary Name: Commercial Loans

Beneficiary Account Number: 130760016803

Reference: Yunhong CTI LTD

5.2    Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder or under this Note as determined by Payee in its sole discretion; second, to accrued interest at the Applicable Rate or the Default Rate, as applicable; and third, to the payment of the principal amount outstanding under this Note. Notwithstanding the foregoing, after an Event of Default, all payments made hereunder may be applied by Payee in such order, priority and in such proportion as Payee shall elect in its sole discretion.

5.3    Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4    Rescission of Payments. If at any time any payment made against this Note (whether payment is made by Borrower or any other Person) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or such other Person who made the payment, or otherwise, or if any check or other written order to pay any amount to Payee is dishonored or returned as unpaid by the bank against whom it is drawn, Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

6.    Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Note:

6.1    Failure to Pay. Borrower fails to pay the full Note Amount, together with all interest accrued thereon or any other amount accruing hereunder, on or before the Scheduled Maturity Date.

7.    Remedies. Upon the occurrence of an Event of Default and at any time thereafter and during the continuance of such Event of Default, Payee may at its option by written notice to Borrower: (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other Indebtedness, immediately due and payable; and (b) exercise any or all of its rights, powers, or remedies under applicable law or available in equity.

8.    Miscellaneous.

8.1    Reserved.

8.2    Expenses. Borrower shall reimburse Payee and/or Agent (as collateral assignee) on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of their respective counsel) incurred by Payee and/or Agent in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of Payee’s rights hereunder and thereunder (including the enforcement of such rights by Agent, as collateral assignee).

8.3    Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Illinois.

8.4    Submission to Jurisdiction.

(a)    Borrower hereby irrevocably and unconditionally: (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the state of Illinois or of the United States of America for the Northern District of Illinois; and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)    Nothing in this Section 8.4 shall affect the right of Payee to: (i) commence legal proceedings or otherwise sue Borrower in any other court having jurisdiction over Borrower; or (ii) serve process upon Borrower in any manner authorized by the laws of any such jurisdiction.

8.5    Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 8.4(a) or Section 8.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.6    Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, EQUITY, TORT, OR ANY OTHER THEORY.

8.7    Counterparts; Integration. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

8.8    Successors and Assigns. This Note may be assigned or transferred, in whole or in part, by Payee to any Person at any time without notice to or the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Payee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

8.9    Waiver of Notice. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of intent to accelerate, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

8.10    Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.11    Joint and Several Liability. Each party signing this Note and their respective successors and assigns shall be jointly and severally liable and obligated under this Note.

8.12    Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

8.13    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Payee, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law or available in equity.

8.14    Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.15    Interpretation. For purposes of this Note: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

8.16    Time of the Essence. Time shall be of the essence with respect to all of Borrower’s obligations under this Note.

8.17    Collateral Assignment of Note. Payee shall have the right to collaterally assign this Note to PNC Bank, National Association, as Agent for all Lenders (“Assignee”), and Borrower acknowledges and agrees that (a) Payee has collaterally assigned this Note and all of its rights hereunder to Agent, (b) Agent may enforce all of Payee's rights hereunder and (c) Agent shall have no obligations or liabilities to Payee under this Note or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth on the first page hereof.

BORROWER: ICY MELLON LLC, a Texas limited liability company
By: ________________________________ Name: ______________________________ Title: ______________________________